FILED                                        FILING FEE: $255.00
   IN THE OFFICE OF THE                                DD RECEIPT #C36736
SECRETARY OF STATE OF THE                          NEVADA AGENCY & TRUST COMPANY
     STATE OF NEVADA                                 50 W. LIBERTY STREET #980
       DEC 01 1989                                       RENO, NV 89501
        (STAMPED)

                            ARTICLES OF INCORPORATION

                                       OF

                               LIMOUSINES LIMITED

                                  * * * * * * *

     The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Nevada relating to private corporations, hereby adopts the following Articles of Incorporation:

     ARTICLE  ONE.     (NAME).     The  name  of  the  corporation  is:
     -------------

                               LIMOUSINES LIMITED

     ARTICLE  TWO.    [LOCATION].   The  address  of the corporation's principal
     ------------
office is 50 West Liberty, Suite 980, City of Reno, County of Washoe, State of Nevada 89501. The initial agent for service of process at that address is NEVADA AGENCY AND TRUST COMPANY.

     ARTICLE  THREE.    [PURPOSES).   The  purposes for which the corporation is
     --------------
organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

          I. (OMNIBUS). To have and to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

          II. (CARRYING ON BUSINESS OUTSIDE STATE). To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

         III. (PURPOSES TO BE CONSTRUED AS POWERS). The purposes specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and, powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

     ARTICLE  FOUR.       (CAPITAL  STOCK).      The  corporation  shall  have
     -------------
authority to issue an aggregate of ONE HUNDRED MILLION (100,000,000) common shares, par value ONE MIL. ($0.001) per share, for a total capitalization of $100,000.

     The holders of shares of capital stock of the corporation shall be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities, which the corporation may now or hereafter he authorized to issue.

     The corporation's capital stock may he issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

     The stockholders shall possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.

     ARTICLE  FIVE.     (DIRECTORS).          The  affairs  of  the  corporation
     -------------
shall be governed by a Board of Directors of not less than one (3) persons. The name and address of the first Board of Directors is:

          NAME                                     ADDRESS
          ----                                     -------
ALEXANDER H. WALKER, JR.                    245 N JIMMY DOOLITTLE RD
                                            SALT LAKE CITY, UT 84116

TIMOTHIA ANN KENT                           620 18TH AVE
                                            SALT LAKE CITY, UT 84103

ALEXANDER H. WALKER, III                    3851 BIRCH DR.
                                            SALT LAKE. CITY, UT 84109

     ARTICLE  SIX.     (ASSESSMENT  OF  STOCK).  The  capital  stock  of  the
     ------------
corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

     ARTICLE  SEVEN.     (INCORPORATOR).       The  name  and  address  of  the
     ---------------
incorporator  of  the  corporation  is  as  follows:

          NAME                                     ADDRESS
          ----                                     -------
AMANDA E. WALKER                            SUITE #980
                                            50 WEST LIBERTY STREET
                                            RENO, NEVADA 89501

     ARTICLE  EIGHT.          (PERIOD  OF  EXISTENCE). The period of corporation
     ---------------
shall  be  perpetual.

     ARTICLE  NINE.      (BY-LAWS).    The  initial  By-Laws  of the corporation
     -------------
shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-Laws, or to adopt new By-Laws, shall be vested in the Board of Directors, except as otherwise may he specifically provided in the By-Laws.

     ARTICLE  TEN.      (STOCKHOLDERS= MEETINGS).       Meetings of stockholders
     ------------
shall be held at such place within or without the State of Nevada as may be provided by the By-Laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

     ARTICLE  ELEVEN.       (CONTRACTS  OF  CORPORATION).  No  contract or other
     ---------------
transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniary or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a part to, or may be pecuniary or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of

Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

     IN WITNESS WHEREOF, the undersigned incorporator has hereunto fixed her signature at Reno, Nevada, this 20th day of November, 1989.


                              /S/ AMANDA E. WALKER
                              ---------------------

STATE OF NEVADA     )
                    :  SS.
COUNTY OF WASHOE    )

     On the 20th day of November, 1989 before me, the undersigned, a Notary Public, personally appeared AMANDA E. WALKER, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that she executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     IN WITNESS WEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              /S/ Sallee I. Calico(SIGNED)
                              ----------------------------
                                   NOTARY PUBLIC
                              RESIDING IN WASHOE COUNTY.

MY COMMISSION EXPIRES:
______(dated)_____________